Exhibit 10.5

Execution Copy

Joinder Agreement

June 6, 2012

VCPH Holding Corp.

777 E. Eisenhower Parkway

Ann Arbor, MI 48108

JPMorgan Chase Bank, N.A.

J.P. Morgan Securities LLC

383 Madison Avenue, 24th Floor

New York, NY 10179

Ladies and Gentlemen:

Reference is made to the Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated June 6, 2012, made by VCPH Holding Corp. and Wolverine Healthcare Analytics, Inc., as grantors (the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of June 6, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), initially among Wolverine Healthcare Analytics, Inc., a Delaware corporation (the “Borrower”), to be merged with and into Thomson Reuters (Healthcare) Inc., a Delaware corporation (the “Company”), VCPH Holding Corp., a Delaware corporation (“Holdings”), the Lenders, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and the Administrative Agent. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Guarantee and Collateral Agreement.

The Company agrees that this joinder agreement (the “Joinder Agreement”) is being executed and delivered in connection with the rights and obligations created under the Guarantee and Collateral Agreement, the execution of which is a condition precedent to the Facilities being made available to the Borrower pursuant to the Credit Agreement.

1. Joinder. The Company hereby agrees to be bound by the terms, conditions and other provisions of the Guarantee and Collateral Agreement with all attendant rights, duties and obligations stated therein with the same force and effect as if originally named as the “Borrower” and a “Grantor”.

2. Representations, Warranties and Agreements of the Company. The Company represents and warrants on and as of the date hereof that:

(a) The Company has the corporate or organizational power and authority to execute, deliver and perform this Joinder Agreement and to consummate the transactions contemplated hereby and this Joinder Agreement has been duly authorized, executed and delivered by the Company.

(b) the representations, warranties and agreements of the Company set forth in the Guarantee and Collateral Agreement are true and correct on and as of the date hereof.

3. GOVERNING LAW. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Counterparts. This Joinder Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6. Headings. All headings of this Joinder Agreement are included for convenience of reference only and shall not be deemed a part of this Joinder Agreement.

7. Survival. This Joinder Agreement does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Guarantee and Collateral Agreement. The Company acknowledges and agrees that all of the provisions of the Guarantee and Collateral Agreement shall remain in full force and effect.

If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this Joinder Agreement by signing in the space provided below, whereupon this Joinder Agreement and the Guarantee and Collateral Agreement will become binding agreements among the Company, the Grantors and the Administrative Agent in accordance with their terms.

THOMSON REUTERS (HEALTHCARE) INC. (TO BE RENAMED TRUVEN HEALTH ANALYTICS INC.)

By:	/s/ Mike Boswood
Name: Mike Boswood
Title: President and CEO

[Signature Page to Joinder to Guarantee and Collateral Agreement]